Exhibit 99.1

METROPOLITAN BANK HOLDING CORP REPORTS EARNINGS OF $5.9 MILLION IN SECOND QUARTER

Results Driven by Growth in Loans and Deposits and an Improved Efficiency Ratio

NEW YORK, July 25, 2018 – Metropolitan Bank Holding Corp. (NYSE:MCB), the holding company (the “Company”) for Metropolitan Commercial Bank (the “Bank”), today reported net income of $5.9 million, or $0.70 per diluted common share, for the second quarter of 2018 compared to $2.7 million, or $0.57 per diluted common share, for the second quarter of 2017.

For the six-month period ended June 30, 2018, the Company reported net income of $12.2 million, or $1.46 per diluted common share, compared to $5.2 million, or $1.11 per diluted common share, for the six-month period ended June 30, 2017.

Financial Highlights for the second quarter of 2018 include:

•	Loans increased to $1.6 billion at June 30, 2018, an increase of $179.8 million, or 13%, from December 31, 2017. For the three and six months ended June 30, 2018, the Bank originated loans of $152.2 million and $331.2 million, respectively as compared to $203.8 million and $280.3 million for the same periods in 2017.
•	Total deposits increased $136.1 million, or 10%, to $1.5 billion at June 30, 2018 as compared to December 31, 2017 due to increases of $66.2 million in non-interest-bearing demand accounts and $69.9 million in interest-bearing deposits.
•	Net interest margin increased 15 basis points to 3.59% for the second quarter of 2018 from 3.44% for the second quarter of 2017. For the six months ended June 30, 2018, net interest margin increased to 3.63% as compared to 3.50% for the same period in 2017.
•	Annualized return on average assets for the second quarter of 2018 was 1.20%, an improvement of 45 basis points as compared to 0.75% for the second quarter of 2017.
•	Annualized return on average common equity was 9.75% for the second quarter of 2018. The Company completed its initial public offering in November 2017 raising $114.8 million.
•	The Company’s efficiency ratio in the second quarter of 2018 was 51.26%, compared to 53.54% for the same quarter in 2017.
•	Asset quality remained strong. Non-performing loans were $192,000, or 0.01% of total loans, at June 30, 2018, versus $3.4 million, or 0.24% of total loans, at December 31, 2017.
•	Non-interest income increased by $1.0 million to $2.6 million for the second quarter of 2018 as compared to the second quarter of 2017 and decreased by $2.8 million from $5.4 million in the sequential first quarter of 2018. The decrease from the sequential quarter was due primarily to the anticipated decrease in activity in cash management fees associated with our customers in the digital currency business.

Mark DeFazio, the Company’s President and Chief Executive Officer, commented, “I am pleased with the solid results for the second quarter. We are firing on all cylinders and continue to trend ahead of our internal projections. As we leverage our capital, we continue to build a diversified balance sheet primarily comprised of strong earning assets and low cost deposits. The composition of our balance sheet continues to result in a strong and improving efficiency ratio and stable net interest margin. The results for the second quarter also reflect a clearer picture of our core business as the prior two sequential quarters included elevated levels of fee income related to cash management services provided to our customers in the digital currency business.”

Mr. DeFazio concluded, “We are a very focused company. The underpinning of MCB will always be that of a stable middle market bank with a focus on diversification and an enterprise-wide risk management culture. Years ago, we identified the value of technology in delivering products and services and the value of collaborating with technology companies in bringing commercial banking forth through the 21st century. This direction has enabled the Company to drive down its efficiency ratio, generate low cost deposits and fee income and establish a “branch-light” franchise strategy. I am confident that we can continue to maintain our focus and strategy.”

1

Earnings Highlights
	Three months ended
(dollars in thousands)	June 30, 2018	June 30, 2017	Change
Net income	$5,865	$2,651	121%
Diluted earnings per share	0.70	0.57	23%
Annualized return on average assets	1.20%	0.75%
Annualized return on average equity	9.53%	9.33%
Annualized return on average tangible common equity*	10.16%	10.77%

	Six months ended
(dollars in thousands)	June 30, 2018	June 30, 2017	Change
Net income	$12,156	$5,201	134%
Diluted earnings per share	1.46	1.11	31%
Annualized return on average assets	1.28%	0.78%
Annualized return on average equity	10.00%	9.27%
Annualized return on average tangible common equity*	11.11%	10.14%

*Average tangible common equity equals average common equity less goodwill. See reconciliation to GAAP measures on page 15.

Net income increased $3.2 million to $5.9 million for the three months ended June 30, 2018 as compared to $2.7 million for the same period in 2017. This increase was due primarily to a $5.6 million increase in net interest income and a $1.0 million increase in non-interest income, partially offset by a $3.1 million increase in non-interest expense.

For the six months ended June 30, 2018, net income increased $7.0 million to $12.2 million as compared to $5.2 million for the same period in 2017. This increase was due primarily to an $11.3 million increase in net interest income and a $5.2 million increase in non-interest income, partially offset by a $7.1 million increase in non-interest expense and $2.1 million increase in income tax expense.

2

Net Interest Margin Analysis	Three months ended
June 30, 2018	June 30, 2017
(dollars in thousands)	Average Outstanding Balance	Interest	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans (1)	$1,532,073	$17,996	4.71%	$1,182,724	$13,367	4.53%
Available-for-sale securities	30,117	158	2.10%	35,315	181	2.06%
Held-to-maturity securities	5,096	27	2.09%	6,104	31	2.07%
Overnight deposits	340,300	1,534	1.81%	117,912	293	1.00%
Other interest-earning assets	35,932	283	3.16%	28,753	175	2.44%
Total interest-earning assets	1,943,518	19,998	4.13%	1,370,808	14,047	4.11%
Non-interest-earning assets	20,134	56,463

Allowance for loan and lease losses	(16,742)	(12,669)
Total assets	$1,946,910	$1,414,602

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$549,950	$1,428	1.04%	$577,296	$1,221	0.85%
Certificates of deposit	84,636	371	1.76%	77,881	247	1.27%
Total interest-bearing deposits	634,586	1,799	1.14%	655,177	1,468	0.90%
Borrowed funds	80,772	804	3.99%	119,069	813	2.74%
Total interest-bearing liabilities	715,358	2,603	1.46%	774,246	2,281	1.18%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	948,021	511,793
Other non-interest bearing liabilities	37,422	14,917
Total liabilities	1,700,801	1,300,956

Stockholders' Equity	246,109	113,646
Total liabilities and equity	$1,946,910	$1,414,602

Net interest income	$17,395	$11,766
Net interest rate spread (2)	2.67%	2.93%
Net interest-earning assets	$1,228,160	$596,562
Net interest margin (3)	3.59%	3.44%
Ratio of interest earning assets to interest bearing liabilities	2.72	x	1.77	x

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

3

Net Interest Margin Analysis	Six months ended
June 30, 2018	June 30, 2017
(dollars in thousands)	Average Outstanding Balance	Interest	Yield/Rate	Average Outstanding Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans (1)	$1,504,695	$35,143	4.71%	$1,125,028	$25,234	4.52%
Available-for-sale securities	30,970	324	2.11%	36,060	369	2.06%
Held-to-maturity securities	5,207	54	2.10%	6,229	65	2.10%
Overnight deposits	304,686	2,577	1.71%	101,461	481	0.96%
Other interest-earning assets	35,838	528	2.97%	30,040	340	2.28%
Total interest-earning assets	1,881,396	38,626	4.14%	1,298,818	26,489	4.11%
Non-interest-earning assets	34,055	46,944

Allowance for loan and lease losses	(16,057)	(12,307)
Total assets	$1,899,394	$1,333,455

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market and savings accounts	$532,301	$2,619	0.99%	$555,383	$2,226	0.81%
Certificates of deposit	78,761	619	1.58%	81,012	502	1.25%
Total interest-bearing deposits	611,062	3,238	1.07%	636,395	2,728	0.86%
Borrowed funds	82,535	1,542	3.77%	110,884	1,212	2.20%
Total interest-bearing liabilities	693,597	4,780	1.39%	747,279	3,940	1.06%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	919,990	470,987
Other non-interest bearing liabilities	42,608	2,942
Total liabilities	1,656,195	1,221,208

Stockholders' Equity	243,199	112,247
Total liabilities and equity	$1,899,394	$1,333,455

Net interest income	$33,846	$22,549
Net interest rate spread (2)	2.75%	3.05%
Net interest-earning assets	$1,187,799	$551,539
Net interest margin (3)	3.63%	3.50%
Ratio of interest earning assets to interest bearing liabilities	2.71	x	1.74	x

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

4

Net interest margin improved by 15 basis points to 3.59% for the second quarter of 2018 as compared to the second quarter of 2017. This improvement was mainly the result of an 18 basis point increase in average loan yields to 4.71% for the second quarter of 2018 as compared to 4.53% for the same period in 2017 and an increase of 81 basis points in the average yield on overnight deposits to 1.81% as compared to 1.00% for the same period in 2017. Net interest margin also benefited from the effect of an increase in average non-interest-bearing deposits as a percentage of total average deposits in the second quarter of 2018 as compared to the second quarter of 2017. Average non-interest-bearing deposits increased $436.2 million to $948.0 million in the second quarter of 2018, compared to $511.8 million in the second quarter of 2017 and accounted for 60% of average total deposits during the second quarter of 2018 as compared to 44% during the second quarter of 2017. Average interest-earning assets increased $572.7 million for the second quarter of 2018 as compared to the second quarter of 2017 due primarily to a $349.3 million increase in average loans and a $222.4 million increase in average overnight deposits.

Net interest margin increased 13 basis points to 3.63% for the six months ended June 30, 2018 as compared to 3.50% for the same period in 2017. This increase was primarily the result of an increase of 19 basis points in average loan yields to 4.71% for the six months ended June 30, 2018 as compared to 4.52% for the same period in 2017. Net interest margin also benefited from the effect of an increase in average non-interest-bearing deposits as a percentage of total average deposits at June 30, 2018 as compared to the same period in 2017. Average non-interest-bearing deposits increased $449.0 million to $920.0 million at June 30, 2018, compared to $471.0 million for the same period in 2017 and accounted for 60% of average total deposits at June 30, 2018 as compared to 43% for the same period in 2017. Average interest-earning assets increased $582.6 million for the six months ended June 30, 2018 as compared to the same period in 2017 due primarily to an increase of $379.7 million in average loans and a $203.2 million increase in average overnight deposits. Average overnight deposits included approximately $246 million of funds from the settlement accounts of digital currency customer relationships. The Bank’s current policy is to not leverage these funds into other interest-earning assets; however, the Bank may consider changing this policy in the future.

5

Asset Quality

Non-performing assets consist of non-accrual loans, accruing loans that are 90 days or more past due, non-accrual troubled debt restructurings and other real estate owned that has been acquired in partial or full satisfaction of loan obligations or upon foreclosure.

	As of
(dollars in thousands)	June 30, 2018	June 30, 2017
Non-performing assets:
Non-accrual loans:
Real Estate:
Commercial	$-	$841
One-to-four family	-	-
Commercial and industrial	-	3,660
Consumer	192	68
Total non-accrual loans	$192	$4,569
Accruing loans 90 days or more past due	-	-
Total non-performing assets	$192	$4,569

Nonaccrual loans as % of loans outstanding	0.01%	0.36%

Allowance for loan losses	$(17,463)	$(13,909)
Allowance for loan losses as % of loans outstanding	1.09%	1.08%

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars in thousands)	2018	2017	2018	2017

Provision for loan losses	$1,270	$1,790	$2,747	$2,360
Net charge-offs	$67	$117	171	266
Net charge-offs as % of average loans (annualized)	0.02%	0.04%	0.02%	0.05%

The provision for loan losses was $1.3 million for the second quarter of 2018 as compared to $1.8 million for the second quarter of 2017. The provision for loan losses for the six months ended June 30, 2018 was $2.7 million as compared to $2.4 million for the same period in 2017.

6

Non-interest Income
	Three months ended
(dollars in thousands)	June 30, 2018	June 30, 2017	Change
Service charges on deposit accounts	$821	$505	63%
Prepaid debit card income	1,519	805	89%
Other service charges and fees	346	250	38%
Loan prepayment penalties	-	13	-100%
Loss on call of securities	(37)	-	100%
Total non-interest income	$2,649	$1,573	68%

	Six months ended
	June 30, 2018	June 30, 2017	Change
Service charges on deposit accounts	$2,731	$796	243%
Prepaid debit card income	2,427	1,593	52%
Other service charges and fees	2,840	416	583%
Loan prepayment penalties	65	13	410%
Loss on call of securities	(37)	-	100%
Total non-interest income	$8,026	$2,818	185%

Non-interest income increased by $1.0 million to $2.6 million in the second quarter of 2018 as compared to the second quarter of 2017, primarily due to an increase of $316,000 in service charges on deposits and a $714,000 increase in prepaid debit card income.

For the six months ended June 30, 2018, non-interest income increased by $5.2 million from the same period in 2017. This increase was due primarily to an increase of $1.9 million in service charges on money market accounts, $834,000 in prepaid debit card income and $2.4 million in other service charges and fees when compared to the same period in 2017. The increase in service charges on money market accounts was due primarily to an increase in the number and balance of these deposits.

The increase in other service charges and fees for the six months ended June 30, 2018 is primarily due to an increase of $2.1 million in foreign currency conversion fees related to our customers in the digital currency industry. Notwithstanding this increase, foreign currency conversion fees decreased $2.2 million from the sequential first quarter of 2018. Foreign currency conversion fees were at an elevated level during the fourth quarter of 2017 and continuing into the first quarter of 2018, as customers, particularly those in the digital currency business, were transferring funds from their global corporate accounts back into their U.S. dollar accounts with the Bank.

7

Non-interest Expense
	Three months ended
(dollars in thousands)	June 30, 2018	June 30, 2017	Change
Compensation and benefits	$6,126	$4,264	44%
Bank premises and equipment	1,288	1,037	24%
Director fees	210	175	20%
Insurance expense	73	65	13%
Professional fees	841	480	75%
Data processing fees	747	279	168%
Other expenses	990	841	18%
Total non-interest expense	$10,275	$7,141	44%

	Six months ended
(dollars in thousands)	June 30, 2018	June 30, 2017	Change
Compensation and benefits	$12,443	$8,841	41%
Bank premises and equipment	2,468	2,110	17%
Director fees	571	349	63%
Insurance expense	149	144	4%
Professional fees	1,619	890	82%
Data processing fees	2,115	530	299%
Other expenses	2,148	1,511	42%
Total non-interest expense	$21,513	$14,375	50%

Non-interest expense increased $3.2 million to $10.3 million during the second quarter of 2018 as compared to $7.1 million for the second quarter of 2017. Compensation and benefits increased $1.8 million to $6.1 million for the second quarter of 2018 as compared to $4.3 million for the second quarter of 2017. This increase was due primarily to an increase of 21 full-time equivalent employees. Data processing fees increased $468,000 to $747,000 for the second quarter of 2018 as compared to the second quarter of 2017 primarily due to costs to support our balance sheet growth as well as increased wire transfer costs.

For the six months ended June 30, 2018, non-interest expense increased $7.1 million to $21.5 million as compared to the same period in 2017. Compensation and benefits increased $3.6 million to $12.4 million for the six months ended June 30, 2018 as compared to $8.8 million for the same period in 2017. For those same periods, data processing fees increased $1.6 million to $2.1 million due primarily to costs related to wire transfer activity as well as costs to support our balance sheet growth.

Balance Sheet

The Company had total assets of $1.92 billion at June 30, 2018, compared with $1.76 billion on December 31, 2017. Loans, net of deferred fees and unamortized costs increased to $1.6 billion at June 30, 2018 as compared to $1.4 billion at December 31, 2017. For the three and six months ended June 30, 2018, the Bank originated loans of $152.2 million and $331.2 million, respectively as compared to $203.8 million and $280.3 million for the same periods in 2017.

Total deposits increased $136.1 million, or 10%, to $1.5 billion at June 30, 2018, due to increases of $66.2 million in non-interest-bearing demand deposits and $69.9 million in interest-bearing deposits.

Total stockholders’ equity was $249.6 million on June 30, 2018 compared to $236.9 million at December 31, 2017. The Company completed an Initial Public Offering (IPO) in November 2017 resulting in 8,196,310 shares outstanding at December 31, 2017. Total proceeds from the IPO net of issuance costs, were $114.8 million. There were 8,205,234 shares outstanding at June 30, 2018.

8

Regulatory Capital Ratios

	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	13.5%	13.7%	13.7%	8.0%	8.9%
Metropolitan Commercial Bank	14.5	14.7	14.7	9.3	10.2
Common Equity Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	14.3	14.9	15.3	9.2	7.7
Metropolitan Commercial Bank	17.0	17.7	18.4	10.8	11.3
Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	15.8	16.5	17.1	7.4	9.6
Metropolitan Commercial Bank	17.0	17.7	18.4	10.8	11.3
Total Risk-Based:
Metropolitan Bank Holding Corp.	18.4	19.2	19.9	12.0	12.6
Metropolitan Commercial Bank	18.1	18.8	19.4	11.9	12.4

Metropolitan Commercial Bank meets all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. At June 30, 2018, total Commercial Real Estate (CRE) was 278.1% of risk-based capital, compared to 267.7% at December 31, 2017.

About Metropolitan Bank Holding Corporation

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs. Metropolitan Commercial Bank is a New York State chartered commercial bank, an FDIC member and an equal opportunity lender. For more information, please visit www.mcbankny.com.

Forward Looking Statement Disclaimer

This release contains certain “forward-looking statements” about the Company which, to the extent applicable, are intended to be covered by the safe harbor for forward-looking statements provided under Federal securities laws and, regardless of such coverage, you are cautioned about. Examples of forward-looking statements include but are not limited to the Company’s financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may”, “believe”, “expect”, “anticipate”, “plan”, “continue”, or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, as well as an unexpected deterioration in our loan portfolio, unexpected increases in our expenses, greater than anticipated growth and our ability to manage such growth, unanticipated regulatory action, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel, an unanticipated loss of existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in Federal Deposit Insurance Corporation costs and unanticipated adverse changes in our customers’ economic conditions or economic conditions in our local area in general.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement, whether the result of new information, future events or otherwise.

Contacts for Metropolitan Bank Holding Corp.

Media: Liz Zale / Paul Scarpetta, 212-687-8080
Investors: IR@MetropolitanBankNY.com

9

Consolidated Balance Sheet

(dollars in thousands)	June 30, 2018 (unaudited)	December 31, 2017	Change
Assets
Cash and due from banks	$10,148	$6,790	49%
Overnight deposits	240,994	254,441	-5%
Total cash and cash equivalents	251,142	261,231	-4%
Investment securities available for sale	28,989	32,157	-10%
Investment securities held to maturity	4,985	5,428	-8%
Total securities	33,974	37,585	-10%
Other investments	16,770	13,677	23%
Loans, net of deferred fees and unamortized costs	1,599,647	1,419,896	13%
Allowance for loan losses	(17,463)	(14,887)	17%
Net loans	1,582,184	1,405,009	13%
Receivable from prepaid card programs, net	7,589	9,579	-21%
Accrued interest receivable	4,449	4,421	1%
Premises and equipment, net	7,012	6,268	12%
Prepaid expenses and other assets	7,715	5,751	34%
Goodwill	9,733	9,733	-
Accounts receivable, net	3,927	6,601	-41%
Total assets	$1,924,495	$1,759,855	9%

Liabilities and Stockholders' Equity
Deposits:
Non-interest-bearing demand deposits	$878,703	$812,497	8%
Interest-bearing deposits	661,779	591,858	12%
Total deposits	1,540,482	1,404,355	10%
Federal Home Loan Bank of New York advances	63,000	42,198	49%
Trust preferred securities	20,620	20,620	-
Subordinated debts, net of issuance cost	24,517	24,489	-
Accounts payable, accrued expenses and other liabilities	18,111	21,678	-16%
Accrued interest payable	1,019	749	36%
Prepaid debit cardholder balances	7,162	8,882	-19%
Total liabilities	1,674,911	1,522,971	10%

Class B preferred stock	3	3	-
Common stock	81	81	-
Additional paid in capital	212,100	211,145	-
Retained earnings	38,017	25,861	47%
Accumulated other comprehensive loss	(617)	(206)	200%
Total stockholders’ equity	249,584	236,884	5%
Total liabilities and stockholders’ equity	$1,924,495	$1,759,855	9%

10

Consolidated Statement of Income
(unaudited)

	Three months ended June 30			Six months ended June 30
(dollars in thousands)	2018	2017	Change	2018	2017	Change
Total interest income	$19,998	$14,047	42%	$38,626	$26,489	46%
Total interest expense	2,603	2,281	14%	4,780	3,940	21%
Net interest income	17,395	11,766	48%	33,846	22,549	50%
Provision for loan losses	1,270	1,790	-29%	2,747	2,360	16%
Net interest income after provision for loan losses	16,125	9,976	62%	31,099	20,189	54%

Non-interest income:
Service charges on deposit accounts	821	505	63%	2,731	796	243%
Prepaid debit card income	1,519	805	89%	2,427	1,593	52%
Other service charges and fees	346	250	38%	2,840	416	583%
Loan prepayment penalties	-	13	-100%	65	13	400%
Loss on call of securities	(37)	-	100%	(37)	-	100%
Total non-interest income	$2,649	$1,573	68%	$8,026	$2,818	185%

Non-interest expense:
Compensation and benefits	$6,126	$4,264	44%	$12,443	$8,841	41%
Bank premises and equipment	1,288	1,037	24%	2,468	2,110	17%
Directors fees	210	175	20%	571	349	64%
Insurance expense	73	65	12%	149	144	3%
Professional fees	841	480	75%	1,619	890	82%
FDIC assessment	123	105	17%	263	275	-4%
Data processing fees	747	279	168%	2,115	530	299%
Other expenses	867	736	18%	1,885	1,236	53%
Total non-interest expense	10,275	7,141	44%	21,513	14,375	50%

Net income before income tax expense	8,499	4,408	93%	17,612	8,632	104%
Income tax expense	2,634	1,757	50%	5,456	3,431	59%
Net income	$5,865	$2,651	121%	$12,156	$5,201	134%

Earnings per share:
Basic earnings	$0.72	$0.57		$1.48	$1.12
Diluted earnings	$0.70	$0.57		$1.46	$1.11

11

Financial Highlights, Five Quarter Trend
(unaudited)

(dollars in thousands, except	At or for the three months ended
per share data)	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Performance
Net interest income	$17,395	$16,451	$15,571	$13,964	$11,766
Provision for loan losses	1,270	1,477	3,499	1,200	1,790
Non-interest income	2,649	5,377	6,249	2,233	1,573
Non-interest expense	10,275	11,238	9,779	8,590	7,141
Income before income tax expense	8,499	9,113	8,542	6,407	4,408
Income tax expense	2,634	2,822	5,216	2,562	1,757
Net income	5,865	6,291	3,326	3,845	2,651
Net income available to common shareholders	5,816	6,238	3,143	3,671	2,551
Per common share:
Basic earnings	$0.72	$0.77	$0.50	$0.83	$0.57
Diluted earnings	$0.70	$0.75	$0.49	$0.82	$0.57
Common shares outstanding:
Average - diluted	8,286,321	8,275,243	6,768,753	4,576,925	4,576,925
Period end	8,205,234	8,194,925	8,196,310	4,633,012	4,633,012
Return on (annualized):
Average total assets	1.20%	1.35%	0.73%	0.94%	0.75%
Average common equity	9.75%	10.47%	7.68%	13.79%	9.80%
Yield on average earning assets	4.13%	4.15%	3.97%	4.21%	4.11%
Cost of interest-bearing liabilities	1.46%	1.31%	1.25%	1.26%	1.18%
Net interest spread	2.67%	2.84%	2.72%	2.95%	2.93%
Net interest margin	3.59%	3.67%	3.49%	3.62%	3.44%
Net charge-offs as a % of average loans (annualized)	0.02%	0.04%	1.06%	0.01%	0.04%
Efficiency ratio	51.26%	51.48%	44.82%	53.03%	53.54%

Loan quality
Non-performing assets:
Non-accrual loans:
Real estate
Commercial	$-	$-	$787	$841	$841
One-to-four family	-	-	2,447	2,466	-
Commercial and industrial	-	-	-	3,660	3,660
Consumer	192	85	155	125	68
Total non-accrual loans	$192	$85	$3,389	$7,092	$4,569
Accruing loans past due 90 days or more	-	-	-	-	-
Total non-performing assets	$192	$85	$3,389	$7,092	$4,569

Non-accrual loans to total loans	0.01%	0.01%	0.24%	0.52%	0.36%
Non-performing loans to total loans	0.01%	0.01%	0.24%	0.52%	0.36%
Allowance for loan losses to total loans	1.09%	1.07%	1.05%	1.09%	1.08%

12

Consolidated Statement of Income, Five Quarter Trend (unaudited)

	Three months ended
(dollars in thousands)	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Total interest income	$19,998	$18,628	$17,864	$16,401	$14,047
Total interest expense	2,603	2,177	2,293	2,437	2,281
Net interest income	17,395	16,451	15,571	13,964	11,766
Provision for loan losses	1,270	1,477	3,499	1,200	1,790
Net interest income after provision for loan losses	16,125	14,974	12,072	12,764	9,976

Non-interest income:
Service charges on deposit accounts	821	1,910	1,820	836	505
Prepaid debit card income	1,519	908	929	847	805
Other service charges and fees	346	2,494	3,429	523	250
Loan prepayment penalties	-	65	71	27	13
Loss on call of securities	(37)	-	-	-	-
Total non-interest income	$2,649	$5,377	$6,249	$2,233	$1,573

Non-interest expense:
Compensation and benefits	$6,126	$6,317	$5,478	$4,847	$4,264
Bank premises and equipment	1,288	1,180	1,200	1,075	1,037
Directors Fees	210	361	229	316	175
Insurance Expense	73	76	77	60	65
Professional fees	841	778	771	976	480
FDIC assessment	123	140	444	349	105
Data processing fees	747	1,368	542	423	279
Other expenses	867	1,018	1,038	544	736
Total non-interest expense	10,275	11,238	9,779	8,590	7,141

Net income before income tax expense	8,499	9,113	8,542	6,407	4,408
Income tax expense	2,634	2,822	5,216	2,562	1,757
Net income	$5,865	$6,291	$3,326	$3,845	$2,651

Earnings per share:
Basic earnings	$0.72	$0.77	$0.50	$0.83	$0.57
Diluted earnings	$0.70	$0.75	$0.49	$0.82	$0.57

13

Consolidated Balance Sheet, Five Quarter Trend (unaudited)

(dollars in thousands)	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Assets
Cash and due from banks	$10,148	$7,063	$6,790	$8,902	$8,657
Overnight deposits	240,994	363,887	254,441	258,197	218,896
Total cash and cash equivalents	251,142	370,950	261,231	267,099	227,553
Investment securities available for sale	28,989	30,276	32,157	33,922	35,610
Investment securities held to maturity	4,985	5,212	5,428	5,681	5,968
Total securities	33,974	35,488	37,585	39,603	41,578
Other investments	16,770	16,566	13,677	13,740	13,266
Loans, net of deferred fees and unamortized costs	1,599,647	1,526,166	1,419,896	1,380,829	1,285,153

Allowance for loan losses	(17,463)	(16,260)	(14,887)	(15,075)	(13,909)
Net loans	1,582,184	1,509,906	1,405,009	1,365,754	1,271,244
Receivable from prepaid card programs, net	7,589	7,523	9,579	6,977	7,577
Accrued interest receivable	4,449	4,366	4,421	3,903	3,059
Premises and equipment, net	7,012	6,688	6,268	6,010	5,744
Prepaid expenses and other assets	7,715	5,993	5,751	7,013	6,961
Goodwill	9,733	9,733	9,733	9,733	9,733
Accounts receivable, net	3,927	1,673	6,601	3,825	58
Total assets	$1,924,495	$1,968,886	$1,759,855	$1,723,657	$1,586,773

Liabilities and Stockholders' Equity
Deposits:
Non-interest-bearing demand deposits	$878,703	$1,012,165	$812,497	$826,345	$698,874
Interest-bearing deposits	661,779	604,951	591,858	662,298	630,424
Total deposits	1,540,482	1,617,116	1,404,355	1,488,643	1,329,298
Federal Home Loan Bank of New York advances	63,000	33,000	42,198	43,750	73,802
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Subordinated debts, net of issuance cost	24,517	24,503	24,489	24,468	24,453
Accounts payable, accrued expenses and other liabilities	18,111	23,338	21,678	20,411	15,799
Accrued interest payable	1,019	454	749	547	912
Prepaid debit cardholder balances	7,162	6,814	8,882	6,259	6,910
Total liabilities	1,674,911	1,725,845	1,522,971	1,604,698	1,471,794

Stockholders’ Equity:
Class B preferred stock	3	3	3	3	3
Common stock	81	81	81	45	45
Additional paid in capital	212,100	211,333	211,145	96,422	96,313
Retained earnings	38,017	32,152	25,861	22,536	18,691
Accumulated other comprehensive loss	(617)	(528)	(206)	(47)	(73)
Total stockholders’ equity	249,584	243,041	236,884	118,959	114,979
Total liabilities and stockholders’ equity	$1,924,495	$1,968,886	$1,759,855	$1,723,657	$1,586,773

14

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Balance sheet data	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017
Average assets	$1,946,910	$1,869,251	$1,813,785	$1,633,543	$1,414,602
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$1,937,177	$1,859,518	$1,804,052	$1,623,810	$1,404,869

Average common equity	$240,606	$234,748	$173,245	$111,553	$108,144
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$230,873	$225,015	$163,512	$101,820	$98,411

Total assets	$1,924,495	$1,968,886	$1,759,855	$1,723,657	$1,586,773
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets	$1,914,762	$1,959,153	$1,750,122	$1,713,924	$1,577,040

Common equity	$244,081	$237,537	$231,381	$113,457	$109,477
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$234,348	$227,804	$221,648	$103,724	$99,744

Common shares outstanding	8,205,234	8,194,925	8,196,310	4,633,012	4,633,012

Book value per share (GAAP)	$29.75	$29.23	$28.23	$24.49	$23.63
Tangible book value per common share (non-GAAP)*	28.56	28.03	27.04	22.39	21.53

* Tangible book value divided by common shares outstanding at period-end.

15